Exhibit 10.1


                              SEPARATION AGREEMENT
                              --------------------

                  This Separation Agreement (the "Agreement") is entered into by and between, and shall inure to the benefit of and be binding upon, the following parties:

                  Bruce W. Wilkinson, hereinafter referred to as "Mr. Wilkinson" ; and

                  McDERMOTT   INCORPORATED,   hereinafter  referred  to  as  the
"Company."

                                   WITNESSETH:
                                   -----------

                  WHEREAS, Mr. Wilkinson resigned from employment with the Company on September 30, 2008 (the "Resignation Date"); and

                  WHEREAS, the Company and Mr. Wilkinson mutually desire to establish and agree upon the terms and conditions of Mr. Wilkinson's separation from service.

                  NOW, THEREFORE, in consideration of the mutual promises and obligations set forth herein, Mr.Wilkinson and the Company hereby agree as follows:

1. Payments by the Company. If a bonus is paid to Company employees for fiscal year 2008 under the McDermott International, Inc. Executive Incentive Compensation Plan (the "EICP"), the Company will pay a bonus to Mr. Wilkinson. The gross amount of such bonus shall be calculated by multiplying Mr. Wilkinson's annualized base salary on January 1, 2008 by 100%, multiplying the resulting product by the applicable performance factor (not to exceed 2X), and multiplying the resulting figure by nine-twelfths (9/12). Any such bonus shall be paid in accordance with the Company's customary practice, but in no event later than March 15, 2009, and shall be subject to appropriate tax withholdings.

          Mr. Wilkinson previously received certain awards (the "Awards") under the McDermott International, Inc. 2001 Directors and Officers Long Term Incentive Plan (the "LTIP"). Subject to the provisions of Paragraph 5 below, Mr. Wilkinson's outstanding unvested Awards shall remain in full force and effect during the period from the Resignation Date through September 30, 2010 and any Awards scheduled to vest during that period shall become vested and payable in accordance with the terms of the LTIP and the applicable Grant Agreement. All other outstanding unvested Awards not scheduled to vest during that period shall be forfeited, unless a Change in Control (as defined in the LTIP) occurs and results in an early vesting on or before September 30, 2010.

2. Retiree Benefits. As of the first day of the month coincident with or next following his attainment of age 65, Mr. Wilkinson shall begin receiving benefits under the Retirement Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies and, subject to Paragraph 5 below, under the Restoration of Retirement Income Plan (the "Excess Plan"). In addition, Mr. Wilkinson shall be entitled to receive the portion of his account balance in the McDermott International, Inc. New Supplemental Executive Retirement Plan ("SERP") in which he is vested as of his Resignation Date, and the vesting of the remaining portion of his SERP account shall be accelerated so that, subject to Paragraph 5 below, Mr. Wilkinson is 100% vested in such account as of his Resignation Date. SERP benefits shall be distributed in accordance with Mr. Wilkinson's existing election, in a single lump sum payment on the first day of the calendar month next following the six month anniversary of his Resignation Date.


3. Cooperation and Advisory Services. During the period beginning on the Resignation Date and continuing for twenty-four months thereafter, Mr. Wilkinson shall provide such cooperation and advisory services as the Company may request with respect to matters in which he was involved during his employment with the Company and similar matters arising in the ordinary course of business. Additionally, the Company or its affiliates may request Mr. Wilkinson's assistance with respect to matters outside the ordinary course of business; provided that any such request shall be subject to mutually acceptable terms and conditions.

     4. Release of Claims. In consideration of the foregoing, the adequacy of which is hereby expressly acknowledged, Mr. Wilkinson hereby unconditionally and irrevocably releases and forever discharges, to the fullest extent applicable law permits, the "Releasees," as defined below, from any and every action, cause of action, complaint, claim, demand, administrative charge, legal right, compensation, obligation, damages (including consequential, exemplary and punitive damages), liability, cost and/or expense (including attorney's fees) that he has, may have or may be entitled to from or against the Releasees, whether legal, equitable or administrative, in any forum or jurisdiction, whether known or unknown, foreseen or unforeseen, matured or unmatured, accrued or not accrued which arises directly or indirectly out of, or is based on or related in any way to Mr. Wilkinson's employment with or termination of employment from the Company, its predecessors, successors and assigns and past, present and future affiliates, subsidiaries, divisions and parent corporations, including, without limitation, any such matter arising from the negligence, gross negligence or willful misconduct of the Releasees, (together, the "Released Claims"); provided, however, that this Release does not apply to any claims solely and specifically (1) arising under the Age Discrimination in Employment Act of 1967, as amended arising after the date this Agreement is executed, (2) for indemnification (including, without limitation, under the Company's organizational documents or insurance policies) arising in connection with an action instituted by a third party against the Company, its affiliates or Mr. Wilkinson in his capacity as a former officer or director of the Company or its affiliates, or (3) arising from any breach or failure to perform this Agreement.

         The parties intend this Release to cover any and all such Released Claims, whether arising under any employment contract (express or implied), policies, procedures or practices of any of the Releasees, and/or by any acts or omissions of any of the Releasees' agents or employees or former agents or employees and/or whether arising under any state or federal statute, including but not limited to Texas' employment discrimination laws, all federal discrimination laws, the Age Discrimination in Employment Act of 1967, as amended, the Employee Retirement Income Security Act of 1974, as amended, all local laws and ordinances and/or common law, without exception. As such, it is expressly acknowledged and agreed that this Release is a general release, representing a full and complete disposition and satisfaction of all of the Company's real or alleged legal obligations to Mr. Wilkinson with the exceptions noted above. The term "Releasees" means the Company, its predecessors, successors and assigns and past, present and future affiliates, subsidiaries, divisions and parent corporations and all their respective past, present and future officers, directors, shareholders, employee benefit plan administrators, employees and agents, individually and in their respective capacities.

          Mr. Wilkinson expressly agrees that neither he nor any person acting on his behalf will file or permit to be filed any action for legal or equitable relief against the Releasees involving any matter related in any way to his employment with, or resignation from employment with the Company, its predecessors, successors, assigns and past, present and future affiliates, subsidiaries, divisions and parent corporations, including the matters covered by the Released Claims. In the event that such an action is filed, Mr. Wilkinson agrees that the Releasees are entitled to legal and equitable remedies against him, including an award of attorney's fees. However, it is expressly understood and agreed that the foregoing sentence shall not apply to any charge filed by Mr. Wilkinson with the Equal Employment Opportunity Commission or any action filed by Mr. Wilkinson that is narrowly limited to seeking a determination as to the validity of this Agreement and enforcement thereof. Should Mr. Wilkinson file a charge with the Equal Employment Opportunity Commission or should any governmental entity, agency, or commission file a charge, action, complaint or lawsuit against any of the Releasees based on any Released Claim, Mr. Wilkinson agrees not to seek or accept any resulting relief whatsoever.

         5. Undertakings By Mr. Wilkinson. In consideration of the foregoing, the adequacy of which is expressly acknowledged and agreed, unless otherwise mutually agreed between Mr. Wilkinson and the Company, Mr. Wilkinson shall immediately return to the Company any and all documents, records, files, reports, memoranda, books, papers, plans, letters and any other data in his possession regardless of the medium held or stored that relate in any way to the business of the Company, and any credit cards, keys, access cards, calling cards, computer equipment and software, telephone, facsimile or other equipment or property of the Company, and agrees that during the period beginning on October 1, 2008 and ending on September 30, 2010:

         (a) He will not at any time disclose or use for his own benefit or purposes or for the benefit or purposes of any party other than the Company, any trade secrets, information, data or other confidential or proprietary information or data which may have come to Mr. Wilkinson's knowledge during his employment with the Company, provided, however that the foregoing shall not apply to information which is generally known to the industry or the public other than as a result of Mr. Wilkinson's breach of this undertaking. Notwithstanding the foregoing, this undertaking shall apply without limit of time;

         (b) He will refrain from performing any act, engaging in any conduct or course of action or making or publishing any adverse or untrue or misleading statement which has or may reasonably have the effect of demeaning the name or business reputation of the Releasees or which adversely affects or may reasonably adversely affect the best interests (economic or otherwise) of the Releasees;

         (c) He will refrain from the solicitation, procurement, interference with or attempt to entice away from the Company and/or its affiliates of (i) any person or entity who is a material customer, supplier, agent or distributor of the Company and/or its affiliates with whom Mr. Wilkinson or any employee subordinate to Mr. Wilkinson had contact on behalf of the Company and/or its affiliates, or (ii) any senior employee or consultant employed by the Company and/or its affiliates on or after the Resignation Date; and

         (d) He will refrain from any direct or indirect involvement without prior notice to and consent of the Company, in any other enterprise which is competitive with any trade or business carried on by McDermott International, Inc., its subsidiaries and affiliates.

         Mr. Wilkinson expressly acknowledges and agrees that in the event that he institutes legal action in violation of Paragraph 4 above, or the Company determines that he has engaged in conduct prohibited under any of subparagraphs (a) through (d) above, or he fails to provide services reasonably requested by the Company pursuant to Paragraph 3 above, any payments otherwise due and owing pursuant to Paragraphs 1 above and under the SERP referenced in Paragraph 2 above shall be forfeited and all outstanding Awards shall be cancelled. Mr. Wilkinson further expressly agrees that the Company shall have the right, in its sole discretion, to suspend any such payment or benefit while an allegation that any of the undertakings set forth in the foregoing subparagraphs
         (a) through (d) have been breached is under investigation and agrees that this Agreement shall act as a complete bar to his entitlement to any legal, equitable or administrative remedy based upon any forfeiture, cancellation or suspension pursuant to this Paragraph 5. Mr. Wilkinson further agrees that if he institutes legal action in violation of Paragraph 4 above or the Company determines that he has engaged in conduct prohibited under any of subparagraphs (a) through
         (d) above, he shall repay to the Company, within thirty (30) days of receipt of written demand for repayment, 40% of the SERP benefits distributed to him pursuant to Paragraph 2 above and 100% of the value of any Award that became vested after the Resignation Date pursuant to Paragraph 1 above. In the event that legal action is taken by the Company to enforce this repayment obligation, the Company shall be entitled to the amount of the repayment obligation, interest on the unpaid amount, costs and attorney's fees.

6. Miscellaneous Provisions.

         (a) Failure on the part of the Company or Mr. Wilkinson at any time to insist on strict compliance by the other party with any provisions of this Agreement shall not constitute a waiver of either party's obligations in respect thereof, or of either party's right hereunder to require strict compliance therewith in the future.

         (b) The obligations set forth in this Agreement are severable and divisible, and the unenforceability of any clause or portion thereof shall not affect the enforceability of the remainder of such clause or of any other obligation contained herein.

7. Entire Agreement. Mr. Wilkinson and the Company agree and acknowledge that this Agreement contains and comprises the entire agreement and understanding between the parties, that no other representation, promise, covenant or agreement of any kind whatsoever has been made to cause any party to execute this Agreement, and that all agreements and understandings between the parties are embodied and expressed in these agreements. The parties also agree that the terms of this Agreement shall not be amended or changed except in writing and signed by Mr. Wilkinson and a duly authorized agent of the Company. The parties to this Agreement further agree that this Agreement shall be binding on and inure to the benefit of Mr. Wilkinson, the Company and the Releasees as defined in this Agreement. Any other agreements or understandings between the parties, whether written or oral, are hereby null and void.

8. Timing and Consultation with Counsel. Mr. Wilkinson acknowledges that he has been given a reasonable period of time within which to consider this Agreement and has been advised to discuss the terms of this Agreement with legal counsel. Mr. Wilkinson acknowledges that this Agreement was offered to him on September 29, 2008, that he was advised that (i) it could be executed at any time prior to October 21, 2008, and (ii) if accepted, the Agreement could be revoked, in writing, for up to seven (7) days following the date of such acceptance. Based upon his review, Mr. Wilkinson acknowledges that he fully and completely understands and accepts the terms of this Agreement, including the Release in Paragraph 4, and enters into it freely, voluntarily and of his own free will.

 9. Applicable Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of Texas.

         I HAVE READ THE FOREGOING SEPARATION AGREEMENT, FULLY UNDERSTAND IT AND HAVE VOLUNTARILY EXECUTED IT ON THE DATE WRITTEN BELOW, SIGNIFYING THEREBY MY ASSENT TO, AND WILLINGNESS TO BE BOUND BY, ITS TERMS:


Date:    9/30/2008                               /s/ Bruce W. Wilkinson
     ---------------------------------           -------------------------------
                                                     Bruce W. Wilkinson


                  Before me, a Notary Public in and for Harris County, Texas, and for Bruce W. Wilkinson, personally appeared the above-named Bruce W. Wilkinson, who acknowledged that he did sign the foregoing instrument, and that the same is his free act and deed.

                  IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Houston, Texas, this 30th day of September, 2008.


                                          /s/ Benjamin Bash
                                          --------------------------------------
                                          NOTARY PUBLIC


                                          McDERMOTT INCORPORATED



                                 By:   /s/ Preston Johnson, Jr.
                                     -------------------------------------------
                                          Preston Johnson, Jr.
                                          Senior Vice President, Human Resources


                  Before me, a Notary Public in and for Harris County, Texas, personally appeared the above-named McDermott Incorporated through Preston Johnson, Jr., its Senior Vice President, Human Resources, who acknowledged that he did sign the foregoing instrument for and on behalf of McDermott
Incorporated, and that the same is the free act and deed of McDermott Incorporated and the free act and deed of him as its agent.

                  IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Houston, Texas, this 30th day of September, 2008.



                                          /s/ Benjamin Bash
                                          --------------------------------------
                                          NOTARY PUBLIC